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                                                                   EXHIBIT 10.18


                    NONQUALIFIED STOCK OPTION GRANT AGREEMENT



GRANTED TO:                         Robert B. Gowens

DATE OF GRANT:                      October 1, 1998

GRANTED PURSUANT TO:                Outboard Marine Corporation
                                    Personal Rewards and
                                    Opportunities Program

NUMBER OF UNDERLYING SHARES:        100,000 shares

EXERCISE PRICE:                     $22.00 per share

VESTING SCHEDULE:                   33,333 shares become exercisable on October
                                    1, 1999, an additional 33,333 shares become exercisable on October 1, 2000, and an additional 33,334 shares become exercisable on October 1, 2001.



         1. This Nonqualified Stock Option Grant Agreement (the "Agreement") is made and entered into as of October 1, 1998 (the "Date of Grant") between Outboard Marine Corporation, a Delaware corporation (the "Company"), and Robert
B. Gowens (the "Employee") pursuant to an employment agreement between the Company and the Employee dated October 1, 1998 ("Employment Agreement"). It is the intent of the Company and the Employee that the Option (as defined in Paragraph 2 below) will not qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

         2. The Employee is granted an option to purchase 100,000 shares of the common stock of the Company (the "Option"). The Option is granted under the Outboard Marine Corporation Personal Rewards and Opportunities Program ("PROP"), a copy of which is enclosed herewith, and is subject to the terms of PROP and of this Agreement. Terms not defined herein shall have the meanings ascribed thereto





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in PROP. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the Employee's services.

         3. The Option's Exercise Price is $22.00 per share.

         4. The Option, unless sooner terminated or exercised in full, shall expire on the 10th anniversary of the Date of Grant and, notwithstanding anything contained in this Agreement to the contrary, no portion of the Option may be exercised after such date.

         5. Subject to Paragraph 4 above and Paragraph 6 below, the Option shall become exercisable according to the exercisability schedule set forth below; provided, that the Employee remains continuously employed by the Company during and through the following consecutive periods.

33,333 shares                      shall become exercisable on October
                                   1, 1999 and shall remain
                                   exercisable until the 10th
                                   anniversary of the Date of Grant;

33,333 shares                      shall become exercisable on October
                                   1, 2000 and shall remain
                                   exercisable until the 10th
                                   anniversary of the Date of Grant;
                                   and

33,334 shares                      shall become exercisable on October
                                   1, 2001 and shall remain
                                   exercisable until the 10th
                                   anniversary of the Date of Grant.

         6. (a) Death or Disability of Employee. In the event of the death of the Employee, or if the Employee's employment is terminated due to the Employee's disability (as defined in the Employment Agreement), the unexercisable portion of the Option held by the Employee on the date of the Employee's death or the date of the termination of the Employee's employment due to disability, as the case may be, (i) shall vest for the applicable 12-month vesting period in a pro rata amount for the number of full months the Employee was employed during such 12-month vesting period in which his death or disability occurs and (ii) the remainder of the unexercisable portion of the Option shall immediately be forfeited by the Employee as of such date. The exercisable portion of the Option held by the Employee on such date shall



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remain exercisable until the earlier of (i) the end of the 12-month period following the date of the Employee's death or the date of the termination of the Employee's employment due to disability, as the case may be, or (ii) the date the Option would otherwise expire.

                  (b) Termination of Employee's Employment for Cause. If the Employee's employment is terminated by the Company or any of its subsidiaries for Cause, the entire Option (both the exercisable and unexercisable portions of the Option) held by the Employee on the date of the termination of his employment shall immediately be forfeited by the Employee as of such date.

                  (c) Termination of Employee's Employment Without Cause or for Good Reason. If the Employee's employment is terminated by the Company other than for Cause or the Employee's death or disability (as defined in the Employment Agreement), or by the Employee for Good Reason, the unexercisable portion of the Option held by the Employee on the date of the termination of his employment shall become immediately exercisable by the Employee as of such date and the entire Option held by the Employee on such date shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Employee's employment, or (ii) the date the Option would otherwise expire.

                  (d) Termination of Employee's Employment for Other Reasons. If the Employee's employment is terminated by the Company or the Employee resigns for any reason other than described in subsections (a)-(c) of this Section 6, the unexercisable portion of the option held by the Employee on the date of the termination of his employment shall be forfeited by the Employee and the exercisable portion of the Option held by the Employee on such date shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Employee's employment, or (ii) the date the Option would otherwise expire.

                  (e) "Cause" and "Good Reason." For purposes of this Agreement, the terms "Cause" and "Good Reason" shall have the meanings ascribed thereto in the Employment Agreement between the Employee and the Company dated October 1, 1998.




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         7. The call and put provisions contained in paragraphs 10 and 11, respectively, of the Employment Agreement are hereby incorporated herein.

         8. During the Employee's lifetime, the Option shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or other transfer and shall be exercisable only by the Employee. Upon the death of the Employee, (i) the Option shall be exercisable only by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights with respect to the Option shall pass by will or the laws of descent and distribution and (ii) the Option shall be exercisable (x) during the period specified in Paragraph 6(a) above, if the Employee's employment terminated as a result of his death or (y) during the same period that the Option would have been exercisable by the Employee if he had survived, if the Employee's death occurred after the Employee's employment terminated.

         9. The Employee may exercise the exercisable portion of the Option regardless of whether any other stock option that the Employee has been granted by the Company remains unexercised. In no event may the Employee exercise the Option for a fraction of a share or for less than 100 shares (unless the number purchased is the total balance for which the Option is then exercisable).

         10. Any exercise of the Option shall be in writing addressed to the Corporate Secretary of the Company at the principal business office of the Company, specifying the Option being exercised and the number of shares of Stock to be purchased, and specifying a business day not more than 10 days from the date such notice is given for the payment of the purchase price against delivery of the shares of Stock being purchased. Subject to the terms of PROP and this Agreement, the Company shall cause certificates for the shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise. The Option's Exercise Price shall be paid by the Employee in cash or, if permitted by the Committee in its sole discretion at the time of exercise, in shares of Common Stock currently held by the Employee at the time of exercise, or by a combination of cash and such currently held shares. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at their then fair market value.



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         11. By his acceptance of this Agreement, the Employee agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to the issuance or disposition of the shares subject to the Option. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Employee. The Company may, in its discretion, hold the stock certificate or certificates to which the Employee is entitled upon the exercise of the Option as security for the payment of such withholding tax liability until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from shares of Stock issuable in the related exercise either a specified number of shares of Stock or shares of Stock having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering shares of Stock previously issued pursuant to the exercise of a stock option or other shares of Stock owned by the holder, or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Stock and other shares of Stock tendered in payment shall be valued at their fair market value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares of Stock or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including any limitations necessary to comply with Section 16 of the Exchange Act.

         12. The Employee shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option until the Option is exercised and the Employee receives such shares.

         13. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as



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determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

         14. The Employee covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, then the Employee shall execute and deliver a certificate to the Company indicating (i) that he is purchasing the shares for his own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act and any rules and regulations thereunder and applicable state securities laws and regulations, but in claiming such exemption, the Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Employee agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

         15. The Committee may, in its sole discretion, require that the certificate or certificates representing the shares of Common Stock purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of such conditions and/or restrictions.

         16. This Agreement is subject to all terms, conditions, limitations and restrictions contained in PROP, which shall be controlling in the event of any conflicting or inconsistent provisions.

         17. This Agreement is not a contract of employment and the terms of the Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Employee's employment, and it shall not impose any obligation on the Employee's part to remain in the employ of the Company.



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         18. The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Common Stock before or at the time of a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.


                                             OUTBOARD MARINE CORPORATION


DATED: January 29, 1999.                     By /s/ David D. Jones, Jr.
                                                -------------------------------
                                                    David D. Jones, Jr.



ACCEPTED this 29 day of January 1999:



/s/ Robert B. Gowens
------------------------------------
    Robert B. Gowens




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